UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 18, 2009

FARO TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	0-20381	59-3157093
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

125 Technology Park,	32746
Lake Mary, Florida	(Zip Code)
(Address of Principal Executive Office)

(407) 333-9911
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

      On June 18, 2009, FARO Technologies, Inc. (the “Company”) entered into a Third Amendment (the “Third Amendment”) to the Amended and Restated Loan Agreement, dated as of July 11, 2006, as subsequently amended, with SunTrust Bank (as amended, the “Loan Agreement”). The Loan Agreement provides for a revolving loan commitment of $30 million.

      The Third Amendment eliminates the total debt to EBITDA covenant from the Loan Agreement and replaces it with a covenant that the Company maintain consolidated net cash of at least $25 million, measured at the end of each of the Company’s fiscal quarters.

      The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

      See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

FARO Technologies, Inc. (Registrant)

Dated: June 19, 2009	By: /s/ Jay Freeland Jay Freeland Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Amended and Restated Loan Agreement, dated June 18, 2009, between FARO Technologies, Inc. and SunTrust Bank.